UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

ATOSSA GENETICS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-35610	26-4753208
(Commission file number)	(IRS Employer Identification No.)

2345 Eastlake Ave. East, Suite 201, Seattle, Washington 98102

(Address of principal executive offices and zip code)

(800) 351-3902

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 5, 2015, Atossa Genetics Inc.(“We,” “Atossa” or the “Company”) entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Roth Capital Partners, LLC and Dawson James Securities, Inc. (together, the “Placement Agent”), pursuant to which we agreed to issue and sell (i) an aggregate of up to 1,829,003 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) and (ii) pre-funded warrants to purchase up to 3,610,997 shares of Common Stock (the “Pre-Funded Warrants”) in a registered direct offering (the “Offering”). Pursuant to the Placement Agent Agreement, certain investors entered into Subscription Agreements (the “Subscription Agreements”) with the Company to purchase Shares at a purchase price of $1.15 per Share and Pre-Funded Warrants at a purchase price of $1.14 per Pre-Funded Warrant.

Each Pre-Funded Warrant will be exercisable upon issuance for $0.01 per share, subject to adjustments from time to time and certain limits on each holder’s beneficial ownership of common stock of the Company. Each Pre-Funded Warrant is perpetual in duration.

We estimate that net proceeds we will receive from the Offering will be approximately $5.3 million, after deducting a Placement Agent Fee equal to 7.0% of the gross proceeds and estimated offering expenses payable by us.

The Offering is being made pursuant to Atossa’s effective registration statement on Form S-3 (Registration No. 333-192390), which was previously filed with the Securities and Exchange Commission (“SEC”) and was declared effective on November 29, 2013, and the prospectus supplement thereto dated June 5, 2015.

We expect the Offering to close on or about June 10, 2015, subject to the satisfaction of customary closing conditions. In the Placement Agent Agreement, the Company agrees to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Placement Agent may be required to make because of such liabilities.

The Company issued a press release on June 5, 2015 announcing the offering. The Company’s press release is filed herewith as Exhibit 99.1.

A copy of the Placement Agent Agreement, which includes the form of Subscription Agreement and form of Pre-Funded Warrant, is attached as Exhibit 1.1 and is incorporated herein by reference. The foregoing descriptions of the Placement Agent Agreement, Subscription Agreements and the Pre-Funded Warrant do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher, LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01

(d) Exhibits.

Exhibit
Number	Description
4.1	Form of Warrant

5.1	Opinion of Gibson, Dunn & Crutcher, LLP

10.1	Placement Agent Agreement, dated June 5, 2015, among Atossa Genetics Inc., Roth Capital Partners, LLC and Dawson James Securities, Inc.

10.2	Form Subscription Agreement

99.1	Press release, dated June 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATOSSA GENETICS INC.

Date: June 10, 2015	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer,
General Counsel and
Secretary

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Form of Warrant

5.1	Opinion of Gibson, Dunn & Crutcher, LLP

10.1	Placement Agent Agreement, dated June 5, 2015, among Atossa Genetics Inc., Roth Capital Partners, LLC and Dawson James Securities, Inc.

10.2	Form Subscription Agreement

99.1	Press release, dated June 5, 2015